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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF COLTEC INDUSTRIES INC]
                                                                   July 15, 1998

COLTEC CAPITAL TRUST
COLTEC INDUSTRIES INC
3 COLISEUM CENTRE
2550 WEST TYVOLA ROAD
CHARLOTTE, NORTH CAROLINA 28217

Ladies and Gentlemen:

     I am the Executive Vice President, General Counsel and Secretary of Coltec Industries Inc, a Pennsylvania corporation (the "Company"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of regulation S-K under the Securities Act of 1933, as amended (the "Act"), in connection with the registration under the Act of (i) 3,000,000 5 1/4% Convertible Preferred Securities Term Income Deferrable Equity Securities (TIDES)(SM) or TIDES(SM) (liquidation preference $50 each) (the "TIDES") representing undivided beneficial ownership interests in the assets of Coltec Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"); (ii) 5 1/4% Convertible Junior Subordinated Deferrable Interest Debentures Due 2028 (the "Convertible Junior Subordinated Debentures") of the Company, which may be distributed under certain circumstances to the holders of the TIDES; (iii) the shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company issuable upon conversion of the TIDES and the Convertible Junior Subordinated Debentures; and (iv) the Trust Securities Guarantee of the Company (as defined below).

     The TIDES were issued pursuant to the amended and restated declaration of trust of the Trust, dated as of April 14, 1998 (the "Declaration") among the Company, as sponsor, Robert J. Tubbs, Thomas B. Jones, Jr. and David D. Harrison, as administrative trustees, The Bank of New York (Delaware), as Delaware trustee, and The Bank of New York, as property trustee, and guaranteed by the Company as to the payment of distributions and as to payments on liquidation, redemption and otherwise pursuant to the Guarantee Agreement, dated as of April 14, 1998 (the "Trust Securities Guarantee"), between the Company and The Bank of New York, as trustee. The proceeds from the sale by the trust of the TIDES were invested in the Convertible Junior Subordinated Debentures, which were issued pursuant to an Indenture, dated as of April 14, 1998 (the "Indenture"), between the Company and The Bank of New York, as trustee.

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-3 (File No. 3323-52975), as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on May 18, 1998 under the Act and Amendment No. 1 thereto, as filed on the date hereof (the registration statement, as so amended, being hereinafter referred to as the "Registration Statement") relating to the TIDES, the Trust Securities Guarantee, the Convertible Junior Subordinated Debentures and the Common Stock; (ii) an executed copy of the Declaration filed as an exhibit to the registration Statement; (iii) the form of the Common Stock and a specimen certificate thereof; (iv) the Amended and Restated Articles of Incorporation of the Company as currently in effect; (v) the by-laws of the Company as currently in effect;
(vi) certain resolutions of the Board of Directors of the company relating to the issuance of the Convertible Junior Subordinated Debentures and the shares of Common Stock issuable upon conversion; (vii) an executed copy of the Trust Securities Guarantee; (viii) the form of TIDES filed as an exhibit to the Registration Statement and a specimen certificate thereof; (ix) the designation of the terms of the TIDES; (x) the form of the Convertible Junior Subordinated Debentures filed as an exhibit to the Registration Statement and a specimen certificate thereof; (xi) an executed copy of the Indenture; and (xii) an executed copy of the Registration Rights Agreement, dated April 14, 1998, by and among the Company, the Trust, Credit Suisse First Boston Corporation, CIBC Oppenheimer Corp. and Lehman Brothers Inc., as the Initial purchasers, filed as an exhibit to the Registration Statement.
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     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, I have assumed that the Common Stock as executed will be in the form reviewed by me. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statement and representations of officers, trustees and other representatives of the Company, the Trust and others.


     The opinions expressed herein are limited to the Federal laws of the United States of America, the laws of the State of New York and the corporate law of the Commonwealth of Pennsylvania, and I express no opinion with respect to the laws of any other country, state or jurisdiction.


     Based upon and subject to the foregoing, I am of opinion as follows:

          1. The shares of Common Stock initially issuable upon conversion of the TIDES and the Convertible Junior Subordinated Debentures, have been duly authorized and reserved for issuance upon conversion and, when certificates representing the Common Stock on the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and, if and when issued upon conversion of the TIDES and the Convertible Junior Subordinated Debentures, such Common Stock will be validly issued, fully paid and nonassessable.

          2. The Trust Securities Guarantee is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. The Convertible Junior Subordinated Debentures are valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the heading "Legal Matters" in the Registration Statement and in the related Prospectus. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


     This opinion is being delivered to you in my capacity as the Executive Vice President, General Counsel and Secretary of the Company and solely for the purpose of being included as an exhibit to the Registration Statement. This opinion addresses matters only as of the date hereof and is solely for the benefit of the addressees hereof and may not be relied upon in any manner for any other purpose without my prior written consent.


                                          Sincerely,

                                          By:       /s/  ROBERT J. TUBBS

                                            ------------------------------------
                                            Robert J. Tubbs
                                            Executive Vice President,
                                            General Counsel and Secretary

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